EXHIBIT 23

                         CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of AlphaNet Solutions, Inc.:


         We hereby consent to the incorporation by reference in the Registration Statements of AlphaNet Solutions, Inc. and its Subsidiary on Form S-8 (Registration Nos. 333-20851 and 333-58009), of our report dated March 30, 1999 on our audits of the consolidated financial statements of AlphaNet Solutions, Inc. and its Subsidiary as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
March 30, 1999